LICENSE AGREEMENT

                                      DATED

                                  July 21, 2000

                                     BETWEEN

                         TAISHO PHARMACEUTICAL CO., LTD.

                                       AND

                          NEUROCRINE BIOSCIENCES, INC.

                                LICENSE AGREEMENT


LICENSE AGREEMENT (this "Agreement") dated July 21, 2000 by and between Taisho Pharmaceutical Co., Ltd., a Corporation organized under the laws of Japan with principal offices located at 24-1, Takata 3-Chome, Toshima-ku, Tokyo 170-8633, Japan ("Taisho") and Neurocrine Biosciences, Inc., a Delaware Corporation with principal offices located at 10555 Science Center Drive, San Diego, California 92121 ("Neurocrine").

                                   WITNESSETH:

           WHEREAS, Taisho is engaged in the research, development, manufacture and commercialization of human pharmaceuticals.

           WHEREAS, Neurocrine is engaged in the research and development of a proprietary altered peptide ligand product for the treatment of diabetes, and in connection therewith has filed for and obtained patent protection for such product and developed know-how, technology and other intellectual property relating thereto.

           WHEREAS, Taisho would like to obtain a license to Neurocrine's technology, patents know-how and certain other intellectual property to research, develop and commercialize Neurocrine's proprietary altered peptide ligand product in the Licensed Territory (as defined below).

           WHEREAS, Neurocrine has agreed to exclusively license to Taisho the Licensed Technology (as defined below) in the Licensed Territory.



           NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 "Affiliate" shall mean a Person or entity that, directly or indirectly through one or more intermediates, controls, is controlled by, or is under common control with the Person or entity specified. For the purposes of this definition, control shall mean with respect to an entity, the direct or indirect ownership of (i) greater than fifty percent (50%) of the stock shares entitled to vote for the election of directors of the entity or (ii) greater than fifty percent (50%) of ownership interest of the entity or (iii) the ability to direct the management and operations of the entity.

1.2        "Agreement" shall mean this Agreement.

1.3 "Commercialize" or "Commercialization" shall mean those activities relating to the promotion, marketing and sale of Products and shall include Phase IV clinical trials or equivalent clinical trials conducted following Governmental Approval to market Products.

1.4 "Commercially Reasonable Efforts" shall mean efforts and resources commonly used in the research-based pharmaceutical industry for a product at a similar stage in its product life of similar market potential taking into account the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product and alternative products and other relevant factors. Commercially Reasonable Efforts shall be determined on a market by market basis for a particular Product, and it is anticipated that the level of effort will change over time reflecting changes in the status of the Product and the market involved.

1.5 "Confidential Information" shall mean information designated as confidential information belonging to either or both Parties herein and any other information Controlled by either or both Parties, which, if written, is marked confidential by the disclosing Party or, if oral, is reduced to writing and marked confidential by the disclosing Party, within thirty (30) days of the oral disclosure.

1.6 "Controls" or "Controlled" shall mean possession of the ability to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

1.7 "CTX" shall mean the NBI-6024 CTX filed by Neurocrine with the Medicines Control Agency in the United Kingdom [XXX].

1.8 "Default" shall mean with respect to either Party that (i) any representation or warranty of such Party set forth in this Agreement shall have been untrue in any material respect when made or (ii) such Party shall have failed in the performance of any material obligation of such Party set forth herein.

1.9 "Develop" or "Development" shall mean those activities related to the pre-clinical and clinical development of Products and obtainment and preservation of Governmental Approvals for Products.

1.10 "Development Data" shall mean preclinical and clinical data possessed as of the Effective Date and generated after the Effective Date by or on behalf of either Party, its Affiliates or sublicensees in the Development of Products.

1.11 "Development Plan" shall mean [XXX] the Development of Products as approved by the JSC.


1.12       "Effective Date" shall mean the date first written above.

1.13 "Existing Royalty Obligations" shall mean the royalty obligations set forth in Section 5.3 and more detailed in Exhibit C. Existing Royalty Patent Rights shall mean the Patent Rights for which the Existing Royalty Obligations are paid.

1.14 "FDA" shall mean the Federal Food and Drug Administration of the United States Department of Health and Human Services, and successor agencies.

1.15 "Field of Use" shall mean with respect to a pharmaceutical product, all human therapeutic and prophylactic uses of that product. [XXX]

1.16 "Five Year Plan" shall mean the five-year plan and budget adopted by the Parties for the Development of Products in Asia, Europe and the United States as set forth on Exhibit E.

1.17 "Force Majeure" shall mean any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by the Party of any of its obligations hereunder, if such occurs by reason of any act of God, flood, fire, explosion, breakdown of plant, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, acts of public enemies, blockage or embargo, or any injunction, law order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government, inability to procure or use materials, labor, equipment, transportation, or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such Party, if and only if the Party affected shall have used reasonable efforts to avoid such occurrence and to remedy it promptly if it shall have occurred.

1.18 "Governmental Approvals" shall mean any approvals, licenses, registrations, authorizations, or equivalents, of any foreign or United States federal, state or local regulatory agency, department, bureau or other government entity, including the FDA, necessary for the manufacture, use, storage, transport, export, import, clinical testing and/or sale of a Product in a country.

1.19       "Governmental  Authorities"  shall  mean all  governmental  entities, agencies and bureaus, including the FDA and comparable foreign governmental and/or regulatory agencies which control the manufacture, use, storage, transport, export, import, clinical testing and/or sale of pharmaceutical products.

1.20 "JSC" shall mean the Joint Steering Committee established with the authorities set forth in Article 4.

1.21       "Licensed   Patent   Rights"   shall  mean  the  patents  and  patent
           applications listed on Exhibit B and any Patent Rights based thereon.

1.22 "Licensed Technology" shall mean any technology, trade secrets, know-how and other intellectual property (other than Trademarks) directed to products, processes, formulations and/or methods and any biological materials owned or Controlled on the Effective Date or to be owned or Controlled thereafter by Neurocrine or its Affiliates which are necessary to research, develop, formulate, make, use or sell NBI-6024 and shall include the Licensed Patent Rights, Neurocrine Data and Manufacturing Technology.

1.23 "Licensed Territory" shall mean Asian and European countries listed on Exhibit D.

1.24 "Manufacturing Technology" shall mean technology and know-how owned or Controlled by Neurocrine or its Affiliates which relate to the manufacture of NBI-6024 as set forth in the CTX and any other technology, know-how or standard operating procedures implemented by Neurocrine or its Affiliates which are actually being used by Neurocrine or its Affiliates to manufacture Products during the term of this Agreement.

1.25 "Milestone Payments" shall mean the payments to be made by Taisho to Neurocrine upon occurrence of certain events as set forth in Section 5.1.

1.26       "NBI-6024" shall mean altered peptide ligand [XXX].

1.27 "Net Price Per Unit" shall mean the price per unit of Products or, in the case of multi active components Products, NBI-6024 contributed portion thereof (as determined by a method approved by both Parties), for the sale of Products by Taisho or Affiliates or sublicensees of Taisho to a Third Party other than Affiliates or sublicensees of Taisho, less the amount expected to be incurred per unit such as returns and allowances ( including, but not limited to, prompt payment and volume discounts, chargebacks from wholesalers and other allowances granted to customers or wholesalers of Products, whether in cash or trade), freight, shipping, packing, insurance, rebates, and sales and other taxes based on sales price when included in gross sales, but not including taxes when assessed on income derived from such sales.

1.28 "Neurocrine Data" shall mean the pre-clinical and clinical data collected by Neurocrine or its Affiliates in support of the CTX.

1.29       "Neurocrine  Territory"  shall mean worldwide  excluding the Licensed
           Territory.

1.30 "Party" shall mean Neurocrine or Taisho, as the case may be, and "Parties" shall mean Neurocrine and Taisho.

1.31       "Patent  Right"  shall  mean  patent  applications,  patents  issuing thereon and any extensions or restorations by existing or future extension or restoration mechanisms including Supplementary Protection Certificates or the equivalent thereof, renewals, continuations, continuations-in-part, divisions, patents-of-addition, and/or reissues of any patent, which have not lapsed, been canceled or become abandoned and have not been declared invalid or unenforceable by an unreversed and unappealable decision or judgement of a court or other appropriate body of competent jurisdiction.

1.32 "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization, or any other entity, or a government or any department or agency thereof.

1.33       "Pediatric Phase II" shall mean a Phase II clinical trial in patients
           [XXX].

1.34       "Phase  II"  shall  mean  a  clinical   trial   designed  to  provide
           preliminary indications of safety and efficacy of a Product in the intended patient population.

1.35 "Phase III" shall mean a clinical trial, which if the pre-defined end-points are met, is intended to be submitted in an application for marketing approval as statistically significant data in support of a Product's safety and efficacy for the intended indication.

1.36 "Product(s)" shall mean pharmaceutical products [XXX] as an active component.

1.37 "Regulatory Filings" shall mean, collectively, Investigational New Drug Applications, Biologics License Applications, Drug Master Files, New Drug Approvals and/or any other comparable filings as may be required by Governmental Authorities to obtain Governmental Approvals.

1.38 "Taisho Technology" shall mean any technology, trade secrets, know-how and other intellectual property (other than Trademarks) directed to products, processes, formulations and/or methods and any biological materials owned or Controlled on the Effective Date or to be owned or Controlled thereafter by Taisho or its Affiliates which are necessary to research, develop, formulate, make, use [XXX].

1.39 "Third Party (ies)" shall mean any Person other than Taisho and/or Neurocrine.

1.40 "Trademark" shall mean any trade name, logo or trademark (whether or not registered) together with all goodwill associated therewith.



                                    ARTICLE 2

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1        Representations and Warranties of Taisho.

           (a) Corporate Power. Taisho is duly organized and validly existing under the laws of Japan and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

           (b) Due Authorization. Taisho is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The Person executing this Agreement on Taisho's behalf has been duly authorized to do so by all requisite corporate action.

           (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon Taisho and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Taisho does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

           (d) Validity. Taisho is aware of no action, suit or inquiry or investigation instituted by any federal, state or country governmental agency which questions or threatens the validity of this Agreement.

2.2        Representations and Warranties of Neurocrine.

           (a) Corporate Power. Neurocrine is duly organized and validly existing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and carry out the provisions hereof.

           (b) Due Authorization. Neurocrine is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The Person executing this Agreement on Neurocrine's behalf has been duly authorized to do so by all requisite corporate action. (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon Neurocrine, and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Neurocrine does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

           (d) Validity. Neurocrine is aware of no action, suit or inquiry or investigation instituted by any federal, state or country governmental agency which questions or threatens the validity of this Agreement.

2.3        Covenants of Taisho.

           (a) Development and Commercialization. Taisho covenants to use Commercially Reasonable Efforts to Develop and Commercialize Products in the Licensed Territory.

           (b) Indications. Taisho will use Commercially Reasonable Efforts to obtain Governmental Approvals to Develop and Commercialize NBI-6024 in the Licensed Territory for all indications for which Neurocrine shall have obtained Governmental Approvals to Commercialize NBI-6024 in the Neurocrine Territory to the extent regulatively and practically appropriate taking into consideration the circumstances of markets in the Licensed Territory.

           (c) Compliance by Taisho. Taisho covenants to comply with all applicable statutes, regulations and guidance of any Governmental Authorities relating to the Development and/or Commercialization of Products in the Licensed Territory.

2.4        Covenants of Neurocrine.

           (a) Development and Commercialization. Neurocrine covenants to use Commercially Reasonable Efforts to Develop and Commercialize Products in the United States.

           (b) Indications. Neurocrine will use Commercially Reasonable Efforts to obtain Governmental Approvals to Develop and Commercialize NBI-6024 in the United States for all indications outlined in the Five-Year Plan.

           (c) Compliance by Neurocrine. Neurocrine covenants to comply with all applicable statutes, regulations and guidance of any Governmental Authorities relating to the Development and/or Commercialization of Products in the Neurocrine Territory.


                                    ARTICLE 3

                       LICENSE GRANT; TECHNOLOGY TRANSFER

3.1 Technology Ownership. Neurocrine shall retain sole right and title, subject only to the licenses and any other rights granted to Taisho hereunder, with respect to the Licensed Technology.

3.2        License Grants.

           (a) Neurocrine hereby grants to Taisho an exclusive license with sublicensing rights under Licensed Technology, to research, develop, formulate, make, have made, use, sell, offer for sale, import and export Products in the Field of Use in the Licensed Territory.

           (b) Taisho hereby grants to Neurocrine an exclusive license with sublicensing rights under Taisho Technology, to research, develop, formulate, make, have made, use, sell, offer for sale, import and export Products in the Field of Use in the Neurocrine Territory

3.3 Sublicenses. Taisho and Neurocrine shall each have the right to grant sublicenses to Licensed Technology and Taisho Technology, respectively, to Third Parties in their respective territories, provided, however, that the sublicensing Party shall remain responsible for the full and complete performance of all of obligations hereunder. Each Party shall provide the other with copies of all agreements sublicensing the Licensed Technology in the case of Taisho or Taisho Technology, in the case of Neurocrine, which copies may be redacted but in any event will contain such information as shall be required to calculate payments and any other information reasonably necessary to the other Party to meet reporting or corporate obligations.

3.4 Transfer of Licensed Technology. Neurocrine agrees to use reasonable efforts to assist Taisho in the transfer of the Licensed Technology by instructing and/or assisting Taisho's supervisory employees in the use of such technology at Taisho's facilities or some other location mutually agreed between the Parties. Taisho will pay to Neurocrine per diem fees based upon [XXX] per Neurocrine person-year plus travel and related expenses devoted to the transfer of the Licensed Technology for any assistance given to Taisho by Neurocrine at Taisho's request.

3.5 Option. Following the execution of this Agreement, the Parties will discuss the terms under which Neurocrine [XXX]. In no event will Neurocrine be obligated to grant the Option to Taisho if the Parties are unable to agree on mutually acceptable terms, or if Neurocrine determines it is not in Neurocrine's business interests to grant such an Option.


                                    ARTICLE 4

                        DEVELOPMENT AND COMMERCIALIZATION


4.1 Joint Steering Committee. The Parties shall form a joint steering committee (the "JSC") consisting of at least three (3) members from each of Neurocrine and Taisho (with Neurocrine and Taisho having equal representation). The JSC shall have the following responsibilities: (i) to establish policies for the Development and Commercialization of Products, (ii) to establish policies for and co-ordinate the formulation activities for Products, (iii) to review and approve and monitor annual Development Plans for each of the Parties, (iv) to co-ordinate data exchange and preparation of Regulatory Filings, (v) to monitor the Commercialization of Products in Asia, Europe and the United States and (vi) such other activities as the Parties shall agree are appropriately decided by the JSC.

4.2 Meetings and Decision of the Joint Steering Committee. The chairperson of the JSC will be designated annually by Taisho and Neurocrine on an alternating basis starting with Neurocrine. A secretary will be appointed for each meeting and shall be responsible for the minutes of the meeting. The JSC shall meet no less frequently than twice per year. Decisions of the JSC shall be made by unanimous vote. In the event the JSC is unable to reach agreement on any issue, the issue shall be referred to the Senior Vice President, Development of Neurocrine and Head of Development of Taisho for resolution. All decisions of the JSC shall be consistent with the Five Year Plan and will be reached in good faith.

4.3 Development Plan. Prior to the Effective Date the Parties worked together to coordinate the each Party's development plan for its territory to develop a global five year plan (the "Five Year Plan" as set forth on Exhibit E). The goal of the FiveYear Plan is to minimize duplicate efforts and maximize Product potential through coordinated, efficient and cost effective Development and Commercialization. The FiveYear Plan includes outline timelines for pre-clinical and clinical studies and Regulatory Filings. The Five Year Plan will be updated on an annual basis and, when necessary in consideration of the progress of the Development, from time to time additionally by mutual agreement of the Parties. On or before September 15 of each year each Party will submit to the JSC a plan for the Development of Products for the Party's territory in the next following year (the "Development Plans"). The Development Plans will be consistent with the then valid Five Year Plan.

4.4 Data. On each meeting of the JSC, and upon written request at any other time, the Parties will exchange written summaries of all Development Data obtained to the date. Upon request, each Party will provide the other Party with access to Development Data in such detail as shall be reasonably necessary to allow the other Party to use the Development Data in support of its Development and Commercialization of Products in its territory. In case the cost of such a requested portion of Development Data other than Neurocrine Data has been borne by only one Party according to Section 4.8 below and requesting Party uses it as the basis for Regulatory Filing (i.e. relies upon it to demonstrate safety and/or efficacy) of New Drug Approval in its territory, requesting Party shall give written notice of such use in advance [XXX]. All Development Data shall be considered Confidential Information of the disclosing Party. The Parties shall maintain all Development Data, related records, documents and raw data in sufficient detail and in good scientific manner as will properly reflect all works done and results achieved in the performance of the Development.

4.5 Territories. Taisho will conduct Development of Products in the Licensed Territory and Neurocrine will conduct Development of
           Products in the Neurocrine Territory. In their Development of Products, each Party may collaborate or consult with researchers and investigators and contract for pre-clinical studies without regard to territory restrictions but in no event will Neurocrine or Taisho conduct clinical trials outside of the Neurocrine Territory or Licensed Territory, respectively, without the prior written approval of the other Party. Notwithstanding the foregoing, Neurocrine will have the right to complete any clinical trials in progress on the Effective Date regardless of where the clinical trials are being conducted.

4.6 Development Assistance. Taisho may request that Neurocrine conduct on Taisho's behalf certain research and/or pre-clinical studies on Products set forth in Taisho's Development Plan. In the event Neurocrine has adequate personnel available, Neurocrine will undertake to conduct such research and/or pre-clinical studies on Taisho's behalf. Taisho will compensate Neurocrine for per diem fees which will be calculated on the basis of the amount of [XXX] per Neurocrine personnel full time equivalent devoted to such research and/or pre-clinical studies.

4.7 Taisho Research and Development. If Taisho desires, Taisho may send at its expense and Neurocrine agrees to accept Taisho's employees to Neurocrine at Neurocrine's San Diego facilities for Development of Products. Neurocrine and Taisho shall discuss how best to accomplish such arrangement.

4.8 Development Cost. Each Party shall [XXX] be responsible for conducting any pre-clinical and/or clinical studies and any other activities required only for the Development, Regulatory Filing of New Drug Approval and/or Commercialization of Product in its territory ("Independent Studies"). The outside costs of all studies and activities and in-house study costs approved by the JSC based upon the Five Year Plan and the Development Plan other than Independent Studies [XXX] in accordance with the cost sharing methods to be agreed by the Parties. Additionally, Taisho shall reimburse Neurocrine [XXX] of all development expenses for the Licensed Territory that occurred [XXX]. Such reimbursement will be due within thirty (30) days of the execution of this Agreement.

4.9 Commercialization. The JSC shall monitor the Commercialization of Products in Asia, Europe and the United States. All matters relating solely to local issues of promotion, advertising, reimbursement or other issues relating solely to Commercialization of Products in the Licensed Territory shall be decided by Taisho in Taisho's sole business judgment. All matters relating solely to local issues of promotion, selling, advertising, reimbursement or other issues relating solely to Commercialization of Products in the Neurocrine Territory shall be decided by Neurocrine in Neurocrine's sole business judgment.

4.10 Reporting. Neurocrine and Taisho shall each promptly notify the other of any events that occurred in their respective territories which shall be reported to any Governmental Authorities in respective Parties' territories under any laws and regulations including 21 CFR 314.80, 600.12, 600.14 and 600.80 of the United States (as such requirements may be amended from time to time) and any similar or equivalent reporting requirements to other Governmental Authorities. As for the events that occur in the context of clinical trials, both Parties shall comply with provisions of Exhibit F.



                                    ARTICLE 5

                       LICENSE FEES AND MILESTONE PAYMENTS

5.1 Data Purchase. On execution of this Agreement, Taisho shall purchase from Neurocrine rights to the Neurocrine CTX filing for NBI-6024 and all supporting data and information for use in exploitation of the Asian rights granted hereunder for a one-time payment of [XXX] and rights to the Neurocrine CTX filing for NBI-6024 and all supporting data and information for use in exploitation of the European rights granted hereunder for a one-time payment of [XXX]. The above payments shall be made within thirty (30) days of execution of this Agreement.

5.2 Milestone Payments. At the first occurrence of the events as to the Product first applicable to the events set forth below, within thirty
           (30) days after Taisho becomes aware of it, Taisho shall pay the corresponding amounts as the Milestone Payments for all the rights to Products granted to it as long as this Agreement is in force and effect, provided, however, as to the events which occurred before the execution of this Agreement, Taisho shall pay the corresponding amount within thirty (30) days of the execution of this Agreement:

           a) for the rights in Japan/Asia total [XXX]

              o [XXX] Phase II [XXX]                                [XXX]
              o [XXX] Pediatric Phase II [XXX]                      [XXX]
              o [XXX] Phase III [XXX]                               [XXX]
              o Regulatory Filings of New Drug Approval
                or any other comparable filing [XXX]                [XXX]
              o Governmental Approval for [XXX]                     [XXX]

           b) for the rights in Europe total [XXX]

              o [XXX] Phase II [XXX]                                [XXX]
              o [XXX] Pediatric Phase II [XXX]                      [XXX]
              o [XXX] Phase III [XXX]                               [XXX]
              o Regulatory Filings of New Drug Approval
                or any other comparable filing [XXX]                [XXX]
              o Governmental Approval for Commercialization [XXX]   [XXX]

              Each Milestone Payment shall be made only once[XXX] upon Regulatory Filing of New Drug Approval or any other comparable filing [XXX].

5.3 Third Party Royalties. [XXX] shall bear any payments (license fees, milestone payments and royalties and so on) owed or to be owed to the Third Parties with respect to Existing Royalty Obligations in the Licensed Territory and Neurocrine Territory. [XXX] any other payments (license fees, milestone payments and royalties and so on) owed or to be owed to Third Parties other than their Affiliates with respect to patents or patent applications in the Licensed Territory, that are owned or controlled by such Third Parties and that would prohibit Taisho, and/or its sublicensees from Commercializing Products on the basis of claims directed to a composition comprising NBI-6024 and/or use, making and/or sale thereof in the Licensed Territory. [XXX] bear any payments (license fees, milestone payments and royalties and so on) owed or to be owed to Third Parties other than Neurocrine's Affiliates with respect to such Third Parties' patents or patent applications in the Licensed Territory other than those described in above two cases.


5.4 Sublicense Fee. Within thirty (30) days of the date upon which [XXX] or its Affiliate shall grant a [XXX] to the [XXX] to any Third Party other than [XXX] Affiliates, [XXX] shall pay to [XXX] per each of such Third Parties as executing parties of sublicense agreement with [XXX]. In the event a sublicensee of [XXX] (other than an Affiliate of [XXX]) shall further sublicense the Licensed Technology, no additional sublicense fee will be payable for such further sublicense unless under the circumstances, it was a sublicense that would more appropriately been granted by [XXX].




                                  MANUFACTURING

6.1 Pre-clinical and Early Clinical Supply. [XXX] shall supply NBI-6024 for the pre-clinical, Phase I and Phase II clinical studies other than Independent Studies set forth in the Five-Year Plan (i.e. for both of Licensed Territory and Neurocrine Territory) in the vial sizes and quantities set forth in the Five-Year Plan. [XXX] may elect to contract with [XXX] for such manufacture and supply. [XXX] shall use reasonable best efforts to manufacture and supply reasonable quantities of NBI-6024 for any Independent Studies upon [XXX] request.

6.2        Phase  III  Clinical  Supply  and  Commercial  Supply.   [XXX]  shall
           manufacture and supply NBI-6024 for Phase III clinical studies and Commercialization unless

           (a) the Parties agree otherwise,

           (b) [XXX] is unable to manufacture  and supply  NBI-6024 or

           (c) [XXX] requests that [XXX]  manufacture  and supply  NBI-6024,  in
           whole  or  in  part,   for  Phase   III   clinical   studies   and/or
           Commercialization.

6.3 Costs Prior to Commercialization. All costs incurred in providing supply of NBI-6024 for pre-clinical and clinical studies, other than Independent Studies, set forth in the Five-Year Plan will be [XXX] by the Parties as set forth in Section 4.8. All costs incurred in providing supply of NBI-6024 for pre-clinical and clinical studies that are Independent Studies will be costs paid by the Party conducting the Independent Study as set forth in Section 4.8.

6.4        Supply.  Taisho  and  Neurocrine  will agree on a  mechanism  whereby
           Taisho will submit to Neurocrine rolling forecasts of its requirements for NBI-6024 followed by firm orders at such times and frequencies as shall be reasonably necessary to enable [XXX] to plan its manufacturing activities in order to maximize efficiency and reduce costs. In the event [XXX] supplies NBI-6024 for Commercialization by [XXX] under Section 6.2 above, the price for supply shall [XXX] of the Net Price Per Unit until

           (a) for all Asian countries in the Licensed Territory, the expiration of Patent Right last to expire of the Licensed Patent Rights in Japan, and

           (b) for all European countries in the Licensed Territory, the expiration of Patent Right last to expire of the Licensed Patent Rights in Great Britain, Germany, France or Italy.

           Net Price Per Unit for the calculation of the supply price shall be decided as follows: i) As to the supply price for Taisho's firm orders made by the end of [XXX] calendar quarters commencing with the one during which Product is launched for the first time in the Licensed Territory, Net Price Per Unit shall be [XXX]. ii) As to the supply price for Taisho's firm orders made after the period set forth in Section 6.4 i) above, Net Price Per Unit shall be [XXX].

6.5 Intermediary. In the event both Taisho and Neurocrine shall manufacture NBI-6024, Neurocrine and Taisho will each act at purchase of materials of NBI-6024 as intermediaries for one another to achieve quantity discounts and the lowest price on manufacturing and supplies.

6.6        Payments.

           (a) Payments. Taisho shall pay all payments for supply of NBI-6024 by Neurocrine to Taisho in each case within sixty (60) days from receipt of NBI-6024 and invoice.

           (b)  Currency.  If Net Price  Per Unit is in a  currency  other  than
           United States Dollars, the Net Price Per Unit for the purpose of calculating payments hereunder shall be determined in the applicable foreign currency and then converted into its equivalent in United States Dollars at the average rate of exchange for medium of buying funds and selling funds and as published by the Wall Street Journal for the calendar quarter.

           (c) Legal Restrictions. If at any time legal restrictions prevent the prompt remittance by Taisho of all or any part of payments for supply of NBI-6024 in any country in the Licensed Territory, Taisho shall have the right and option to make such payment by depositing the amount thereof in local currency to an interest bearing account in the name of Neurocrine in a bank or other depository in such country. Taisho will consult with Neurocrine and promptly advise Neurocrine of any such arrangements.



6.7 Manufacturing by Taisho. To the extent of not conflicting with Sections 6.1 and 6.2 above or after the expiration of Patent Right last to expire of Licensed Patent Rights in the Licensed Territory, Taisho shall have the right to manufacture NBI-6024 for the Licensed Territory and/or have NBI-6024 manufactured on its behalf, which shall be subject to the terms and conditions [XXX]. In such cases, Taisho shall pay in consideration of the license of Manufacturing Technology

           (a) the royalty not less than [XXX] of Net Sales in all Asian countries in the Licensed Territory until the time set forth in
           Section 6.4 (a) and

           (b) the  royalty  not less than  [XXX] of Net  Sales in all  European countries  in the  Licensed  Territory  until  the time set  forth in
           Section 6.4 (b), provided however that if a situation occurs in which the terms and conditions are [XXX]. In case the manufacturing cost incurred by Taisho or its subcontractor is too high to meet the above requirements, both Parties shall seek for any appropriate arrangements including a joint manufacturing agreement with one or more Third Parties.

6.8 Statements. Taisho shall deliver to Neurocrine within sixty (60) days after the end of each calendar quarter, a statement certified by Taisho as accurate to the best of its ability, setting forth the Net Sales of all Products and the number of units of such Products in each country in the Licensed Territory during the previous quarter.

                                    ARTICLE 7

                                 RECORDS; AUDIT

7.1 Record Retention. Each Party shall keep complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of calculations of all payments and all costs and expenses hereunder. Such records shall be retained for no less than a four-(4) year period following the year in which any such payments were made hereunder.

7.2 Audit. Once per calendar year, each Party shall have the option to engage at its own expense, an independent certified public accountant reasonably acceptable to the other Party, to examine, in confidence, the records of the other Party as may be necessary to determine, with respect to any calendar year, the correctness of any budget, calculation or payment hereunder. The report of such accountant shall be limited to a certificate verifying any report made or payment submitted by the audited Party during such period but may include, in the event the accountant shall be unable to verify the correctness of any such payment, information relating to why such payment is unverifiable. All information contained in any such certificate shall be deemed to be Confidential Information hereunder. If any audit performed under this Section 7.2 shall indicate that any payment or reported expense hereunder was in error by more than ten percent (10%), the audited Party shall pay the cost of the audit.

7.3 Survival. This Article 7 shall survive any termination of this Agreement for a period of four (4) years.


                                    ARTICLE 8

                              INTELLECTUAL PROPERTY

8.1        Trademarks. Each Party will market Products under its own Trademarks.

8.2        Patent Prosecution of the Licensed Patent Rights.


           (a) Direction. During the term of this Agreement, Neurocrine shall direct outside counsel reasonably acceptable to Taisho to prosecute and maintain worldwide all patents and/or patent applications included within the Licensed Patent Rights. Neurocrine will regularly consult with Taisho and will keep Taisho and/or its designated patent officers and counsel advised of the status of patent matters in the Licensed Territory. Taisho shall have the right to comment upon all patent filings relating to the Licensed Patent Rights. Neurocrine shall furnish copies of relevant patent-related documents for the Licensed Territory to Taisho in a timely fashion to enable Taisho to review and comment.

           (b) Expenses. All expenses in connection with prosecution and maintenance of the Licensed Patent Rights will be borne by
           Neurocrine, provided, however, Taisho shall bear all expenses incurred after the execution of this Agreement in connection with prosecution and maintenance of the Licensed Patent Rights in the Licensed Territory to the extent this Agreement is in force and effect.


8.3 Patent Enforcement of the Licensed Patent Rights. Neurocrine may, but shall not be obligated to, elect to enforce the Licensed Patent Rights against Third Parties and to defend the Licensed Patent Rights against any challenges worldwide. In the event Neurocrine shall so elect, Neurocrine shall determine the worldwide strategy and Taisho shall assist and co-operate with Neurocrine in any such enforcement or defense. Neurocrine shall bear all associated costs and expenses (including attorneys' fees) and retain any damages or recoveries with respect to the Neurocrine Territory. Taisho shall reimburse Neurocrine for all costs and expenses (including attorneys' fees) incurred by Neurocrine after the execution of this Agreement in the enforcement and/or defense of such action with respect to the Licensed Territory, and shall retain any damages or recoveries with respect to the Licensed Territory subject to the payment to Neurocrine of [XXX] of any such damages or recoveries after deduction of the amount equal to the above reimbursement. In the event Neurocrine shall not elect to undertake such enforcement and/or defense in the Licensed Territory, Taisho may, but shall not be obligated to, do so at its own expense. In such event, Taisho shall retain any damages or recoveries obtained from such action.

8.4        Third Party Actions.

           (a) Neurocrine as Named Party. Neurocrine shall defend any action naming Neurocrine or Neurocrine and Taisho and claiming the infringement of any Third Party Patent Right through the making, having made, using, selling or having sold NBI-6024. The Parties shall confer with each other and cooperate during the defense of any action in which both Neurocrine and Taisho are named parties. Taisho shall assist and co-operate with Neurocrine in the defense of any such action and if Neurocrine finds it necessary or desirable to have Taisho join as a party, Taisho shall execute all papers or perform such other acts as may reasonably be required by Neurocrine. Taisho shall, at its own expense, be entitled to participate in and have counsel selected by it participate in any action in which Taisho is a named party. Neurocrine shall bear all associated costs and expenses (including attorneys' fees) and pay all damages and settlement amounts with respect to the making, having made, using, selling or having sold NBI-6024 in the Neurocrine Territory. Taisho shall bear all associated costs and expenses (including attorneys' fees) incurred after the execution of this Agreement and pay all damages and settlement amounts with respect to the making, having made, using, selling or having sold NBI-6024 in the Licensed Territory other than those with respect to Existing Royalty Obligation Patent Rights by the holders of those rights, which shall be borne by Neurocrine.

           (b) Taisho as Named Party. Taisho shall defend any action which names Taisho but does not name Neurocrine and which claims the infringement of any Third Party Patent Right through the making, having made, using, selling or having sold NBI-6024 in the Licensed Territory. If necessary and at Taisho's expense, Neurocrine will assist and co-operate with Taisho in any such defense. Taisho shall bear all costs and expenses (including attorneys' fees) and all damages and settlement amounts arising out of or in connection with any such action other than those arising out of or in connection with any action with respect to Existing Royalty Obligation Patent Rights by the holders of those rights, which shall be borne by Neurocrine.

8.5        New Inventions.

           (a) Intellectual property rights regarding any invention made by either Party during the term of this Agreement shall be solely owned by such Party, and the other Party shall have no rights in or to such invention other than those rights specifically granted to such other Party hereunder. The Party who made the invention shall have the right to prosecute and maintain, in its sole discretion and at its own expenses, all patent application or patent regarding such invention in any country in the world. The other Party, its Affiliates and its sublicensees shall have a non-exclusive right to exercise such invention free of charge only for the purpose of Development and Commercialization of Products in its territory.

           (b) Intellectual property rights regarding any invention made jointly by the Parties in the course of Development shall be jointly owned by the Parties. The Parties shall cooperate with the prosecution and the maintenance of patent application and patent regarding such invention and the expenses therefor shall be equally borne by the Parties. Each Party shall be free to exercise or license to Third Parties its interest of such rights for any purpose not conflicting with this Agreement in the world.

           (c) Each Party may at its discretion determine not to maintain its intellectual property rights set forth in this Section 8.5, and in such case shall notify the other Party in writing of its determination not to maintain and enable the other Party to maintain such rights in the other Party's name without any consideration to discontinuing Party and at the other Party's expenses, and after such notice shall be exempted from obligations to bear any and all expenses regarding such rights. In such event and if the other Party maintains such intellectual property rights, the Party who determines not to maintain shall have no right to such intellectual property rights.

8.6 Notice. Each Party will promptly notify the other upon becoming aware of (i) any Third Party claim or action against Taisho and/or Neurocrine for infringement of Third Party Patent Rights through the making, having made, using, selling or having sold NBI-6024 or (ii) any Third Party infringement of the Licensed Patent Rights.


                                    ARTICLE 9

                                      TAXES

All figures of any payment under this Agreement, including Data Purchase Fee, Milestone Payments and payment for supplying of NBI-6024, are net of any taxes and duties, except withholding tax if levied in Japan on any of the payment. Any withholding taxes levied shall be borne by Neurocrine and deducted by Taisho from the payment for tax payment to appropriate tax authorities and Taisho shall obtain and deliver to Neurocrine the original copies of all official receipts for such withholding tax payment.

                                   ARTICLE 10

                                 CONFIDENTIALITY

10.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose to any Third Parties other than its employees, directors, sublicensees or Affiliates who are under the confidentiality obligation equivalent to that of the receiving Party and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement, except to the extent that it can be established by the receiving Party by competent proof that such Confidential Information:

           (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

           (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

           (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

           (d) was disclosed to the receiving Party, other than under an obligation of confidentiality to a Third Party, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

           (e) was independently discovered or developed by the receiving Party without the reference to Confidential Information belonging to the disclosing Party.

10.2       This Agreement.

           (a) Material Terms. The Parties agree that the material terms of this Agreement shall be considered Confidential Information of both Parties. Each Party shall have the right to disclose in confidence the material terms of this Agreement to parties retained by such Party to perform legal, accounting or similar services and who have a need to know such terms in order to provide such services.

           (b) Filings. The Parties will consult with one another and agree on the provisions of this Agreement to be redacted in any filings made by either Party with the United States Securities and Exchange Commission or as otherwise required by law or regulation. Notwithstanding the foregoing, each Party may disclose the terms of this Agreement to the extent necessary to comply with the United States Securities and Exchange Commission requirements or those required by applicable laws or regulations.

10.3       Authorized   Disclosure.   Each  Party  may   disclose   Confidential
           Information   belonging  to  the  other  Party  to  the  extent  such
           disclosure is reasonably necessary in the following:

           (a) filing, prosecuting or maintaining Patent Rights included in the Licensed Patent Rights or other Patent Rights to be acquired hereunder;

           (b) Regulatory Filings;

           (c) prosecuting or defending litigation set forth in Article 8;

           (d)   complying   with   applicable   regulations   of   Governmental
           Authorities;

           (e) Product Development; and

           (f) Product Commercialization.

           Notwithstanding the foregoing, in the event a Party intends or is required to make a disclosure of the other Party's Confidential Information pursuant to this Section 10.3, it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use best efforts to secure confidential treatment of such information.

10.4 Publications. Prior to oral or written presentation or submission for publication of any data or information arising out of a Party's Development of Products, each Party will provide a copy of the proposed presentation or publication to the other Party for review. The reviewing Party will have a minimum of thirty (30) days to review any proposed presentation or publication for its Confidential Information. Upon request, the presenting or publishing Party will remove any Confidential Information belonging to the other Party from any presentation or publication.



                                   ARTICLE 11

                           INSURANCE; INDEMNIFICATION

11.1       Indemnification.

           (a) Non-Patent. Each Party shall indemnify and hold the other Party harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys' fees) and expense arising out of the Development and/or Commercialization of Products by the Party, its Affiliates and/or its sublicensees other than those arising out of the infringement of a Patent Right of a Third Party through the making, using or selling of Products by the Party, its Affiliates and/or its sublicensees, provided, however, in case the indemnified Party receives notice of a claim for which indemnification may be sought, the indemnified Party shall promptly inform the indemnifying Party of such notice. Notwithstanding the foregoing, the other Party shall not be entitled to indemnification under this subsection (a), against any claim of personal injury or property damage to the extent resulting from such other Party's negligence or misconduct.

           (b) Patent. Subject to Section 5.3 and Article 8, each Party will indemnify the other Party and hold the other Party harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys' fees) and expense arising out of any claim of infringement of a Patent Right of a Third Party through the making, having made, using, selling or having sold Products by or on behalf of the Party which is brought by a Third Party, provided, however, in case the indemnified Party receives notice of a claim for which indemnification may be sought, the indemnified Party shall promptly inform the indemnifying Party of such notice.

11.2 Indemnification Procedure. In the event the indemnified Party shall inform the indemnifying Party of the notice set forth in Section 11.1 above, the Parties shall, subject to the provisions of Article 8 with respect to patent related claims, decide how to respond to the claim and how to handle the claim in an efficient manner.



                                   ARTICLE 12

                              TERM AND TERMINATION

12.1 Term of this Agreement. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to other provisions of this Article 12, shall continue in full force and effect until the expiration date of Patent Right last to expire of Licensed Patent Rights in the Licensed Territory. After expiration of this Agreement, each Party may continue to exercise rights vested hereunder regarding Products without further payment to the other Party.

12.2 Termination of Product Development. Should Taisho completely abandon all efforts towards its Development for a period of more than [XXX] for any reason other than Force Majeure according to the reasonable judgement by the Parties or should Taisho terminate at its discretion Development of Products in the Licensed Territory by giving Neurocrine [XXX] prior written notice, rights of Taisho to Products (including all data, information, physical manifestations and
           Regulatory Filings) in the Licensed Territory shall revert and be delivered to Neurocrine, and Taisho shall be free from any and all monetary or developmental obligations thereafter. In addition, Neurocrine shall be granted a royalty-free worldwide non-exclusive license with sublicensing rights under the Taisho Technology to make, have made, use and sell Products.

12.3 Default by Taisho. Upon the Default by Taisho under this Agreement, Neurocrine shall notify Taisho of such Default and, in the event such Default shall be a payment Default, require that Taisho cure such Default [XXX] or in the event such Default shall be a Default other than a payment Default, require that Taisho cure such Default within [XXX]. In the event Taisho shall not have cured the Default at the end of the applicable grace period, Neurocrine may terminate this Agreement and all licenses to the Licensed Technology will revert to Neurocrine. Upon termination of this Agreement pursuant to this
           Section 12.3, rights of Taisho to Products (including all data, information, physical manifestations and Regulatory Filings) in the Licensed Territory shall revert and Taisho will return to Neurocrine all physical manifestations of the Licensed Technology. In addition, Neurocrine shall be granted a royalty-free worldwide non-exclusive license with sublicensing rights under the Taisho Technology to make, have made, use and sell Products.



12.4 Default by Neurocrine. Upon the Default by Neurocrine under this Agreement, Taisho shall notify Neurocrine of such Default and require that Neurocrine cure such Default within [XXX]. In the event Neurocrine shall not have cured the Default at the end of the [XXX] grace period, Taisho shall be relieved, without losing the license or any other right granted to Taisho under or pursuant to this Agreement, of any and all payment obligations other than those for supply of NBI-6024 by Neurocrine to Taisho hereunder until such time as Neurocrine shall cure such Default.

12.5       Insolvency or Bankruptcy.

           (a) Insolvent Party. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement, in whole or in part, by written notice to the other Party in the event the other Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for [XXX] undismissed, unbonded and undischarged.

           (b) Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement, are, and shall otherwise be deemed to be, for purposes of Section 365 (n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or other applicable laws. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Taisho under the U.S. Bankruptcy Code or other applicable laws, Neurocrine shall to the extent legally possible be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless Taisho elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Taisho upon written request therefor by Neurocrine.

           (c) Licenses Upon Bankruptcy. Upon the termination of this Agreement by Neurocrine pursuant to this Section 12.5, all licenses to the Licensed Technology will revert to Neurocrine.

           (d) In case of a commencement of bankruptcy proceeding by or against Neurocrine, Taisho shall be entitled to the rights permitted by applicable laws.

12.6 Accrued Rights, Surviving Obligations. With the exception explicitly provided otherwise herein, termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights, which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration.

12.7 Damages. In no event shall either Party be responsible for any consequential damages incurred by the other Party in connection with this Agreement, including, without limitation, lost profits or opportunities or injury to Person or property resulting from the termination of this Agreement.



                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

13.1 Assignment. Neither this Agreement nor any interest hereunder shall be assignable by either Party without the prior written consent of the other Party unless such assignment is accompanied by the sale of essentially all of the assigning company's assets. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section shall be void.

13.2 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.3 Force Majeure. Neither Party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any Force Majeure, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause.

13.4 No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name "Neurocrine" or "Taisho" or any other Trademark, service mark or trade name of the other Party in connection with the performance or termination of this Agreement.

13.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified air mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

           If to Neurocrine, addressed to:

           Neurocrine Biosciences, Inc.
           10555 Science Center Drive
           San Diego, California 92121
           Attention: Chief Executive Officer
           Facsimile: 858-658-7605

           With a copy to: Secretary
           Facsimile:  858-658-7605

           If to Taisho, addressed to:

           Taisho Pharmaceutical Co., Ltd.
           24-1, Takata 3-chome, Toshimaku,
           Tokyo 170-8633, Japan
           Attention: Group Manager, Business Development Group,
                           Ethical Business Strategy Division
           Facsimile: 3-3985-0716



13.6 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

13.7 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of any Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

13.8 Counterparts. This Agreement shall be executed in two counterparts, each of which shall contain the signature of the Parties and all such counterparts shall constitute one and the same agreement.

13.9 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

13.10 Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of California.

13.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13.12 Entire Agreement of the Parties. This Agreement will constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

13.13 Dispute Resolution. The Parties agree that in the event of a dispute between them arising from, concerning or in any way relating to this Agreement, the Parties shall undertake good faith efforts to resolve any such dispute in good faith. In the event the Parties shall be unable to resolve any such dispute, the matter shall be referred to the Chief Executive Officer of Neurocrine and the President of Taisho for further review and resolution. In the event that they shall be unable to resolve the dispute, then the dispute shall be finally settled by arbitration, in San Francisco, California, under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The award of arbitration shall be final and binding upon both Parties.

13.14 Independent Contractors. The relationship between Neurocrine and Taisho created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.





NEUROCRINE BIOSCIENCES, INC.

/s/Gary A. Lyons
-----------------------------
By: Gary Lyons
Title: Chief Executive Officer



TAISHO PHARMACEUTICAL CO., LTD.

/s/Akira Uehara
------------------------------
By: Akira Uehara
Title: President

                                    EXHIBIT A

                                    NBI-6024


                                      [XXX]

                                    EXHIBIT B

                             LICENSED PATENT RIGHTS


                                      [XXX]

                                    EXHIBIT C

                          EXISTING ROYALTY OBLIGATIONS


                                      [XXX]

                                   EXHIBIT D


                                 Asian countries

                                      [XXX]

                               European countries

                                      [XXX]

                                    EXHIBIT E

                                 FIVE YEAR PLAN

                                 (see attached)

                                    EXHIBIT F

Neurocrine and Taisho will exchange the information described in this Exhibit F in English, in the time frames specified below, for NBI-6024.

[XXX]